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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 10, 1998, except for Note 1 which is as of April 7, 1998, Note 3 which is as of April 28, 1998 and Note 10 which is as of May 7, 1998, relating to the financial statements of ITT Educational Services, Inc. which appear in such prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 10, 1998 appearing on page F-1 of ITT Educational Services, Inc. Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


PRICE WATERHOUSE LLP
Indianapolis, Indiana

May 7, 1998